Exhibit 10.15

TICKETMASTER CONSENT AND AGREEMENT

This CONSENT AND AGREEMENT (this “Consent”), dated as of January 5, 1996, made by Ticketmaster Group Limited Partnership, a Maryland partnership (with its successors and assigns, “TGLP”) and Ticketmaster Corporation, an Illinois corporation (with its successors and assigns, the “Consenting Party”), to NationsBank, N.A., as collateral agent (the “Collateral Agent”) for (i) certain banks (the “BANKS”) party to the Credit Agreement dated as of December 19, 1995 among TGLP and its affiliates, the Banks and NationsBank, N.A., acting in its capacity as agent for the Banks (as amended, modified of supplemented from time to time, the “Senior Credit Agreement”) and (ii) MCI Telecommunications Corporation (with its successors and assigns, “MCI”), as lender under the Credit Agreement dated as of December 19, 1995 (as amended, modified or supplemented from time to time, the “Subordinated Credit Agreement” and together with the Senior Credit Agreement, the “Credit Agreements”).

WHEREAS, TGLP’and the Consenting Party have entered into a License Agreement dated as of May 23, 1991 (as amended, supplemented or otherwise modified from time to time, the “Assigned Agreement”); and

WHEREAS, TGLP has assigned to the Collateral Agent for security purposes, all of TGLP’s right, title and interest in the Assigned Agreement as collateral for TGLP’s obligations under the Credit Agreements and the security documents (as amended, modified or supplemented from time to time, the “Security Documents”) executed in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Consents.  The Consenting Party:

(a)    Consents to the assignment by TGLP to the Collateral Agent of all of TGLP’s right, title and interest in the Assigned Agreement as collateral for the obligations of TGLP under the Credit Agreements and the Security Documents.

(b)    Acknowledges (and TGLP confirms) the Collateral Agent’s right to enforce all obligations to and exercise all rights and remedies of TGLP under the Assigned Agreement.

(c)    Agrees that the Consenting Party shall not materially modify the Assigned Agreement without the prior written consent of the Collateral Agent.

(d)    Agrees that, in the event of any default by TGLP under the Assigned Agreement, the Consenting Party will not terminate the Assigned Agreement until it first gives written notice to the Collateral Agent and affords the Collateral Agent a reasonable opportunity (not less than 30 days) to cure such default.

(e)    Agrees that the Collateral Agent shall not be subject to any duty or obligation under the Assigned Agreement unless and until the Collateral Agent exercises its rights to substitute itself or its designee for TGLP under the Assigned Agreement.

(f)    Agrees that if the Collateral Agent shall sell, assign or transfer its rights, title or interest in the Assigned Agreement pursuant to the exercise of its remedies under the Security Documents, the purchaser, assignee or transferee shall be substituted for TGLP and the Consenting Party will continue to perform its obligations under the Assigned Agreement.

Section 2.    Representations and Warranties.

The Consenting Party represents and warrants that:   (a) each of this Consent and the Assigned Agreement is in full force and effect and constitutes the legal, valid and binding obligation of the Consenting Party, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting creditors’ rights or by equitable principles; and (b) neither of the Consenting Party nor, to the best of the Consenting Party’s knowledge, TGLP is in default of any obligation under the Assigned Agreement and neither has any existing counterclaims, offsets or defenses against the other.

Section 3.    Miscellaneous.

(a)    Subject to Section 4 herein, the Consenting Party shall pay all monies due to TGLP under the Assigned Agreement directly to the Collateral Agent at an address to be furnished by the Collateral Agent.

(b)    All notices hereunder shall be in writing and shall be delivered to the applicable address specified herein on the signature page (unless otherwise directed by a party). In addition, notices to MCI shall be sent to:   1133 19th Street, N.W., Washington, DC.   20036; Attention:   Assistant General Counsel – Network & Facilities; Telecopy:  (202) 736-6666.

(c)    This Consent shall be binding upon the parties and their respective successors and assigns, provided, however, that the Consenting Party shall not transfer or assign its obligations under this Consent or the Assigned Agreement without the prior written consent of the Collateral Agent, which consent shall not be unreasonably withheld.

(d)    No failure or delay by the Collateral Agent in exercising any right hereunder shall operate as a waiver thereof.   The rights and remedies herein are cumulative and not exclusive of any rights or remedies the Collateral Agent may otherwise have.

(e)    This Consent may be executed in counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

(f)    In case any provision of this Consent shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  In the event of a conflict between this Consent and the Assigned Agreement, the terms of this Consent shall control.

(g)    This Consent shall be construed under and be governed by the laws of District of Columbia (without giving effect to conflicts of law principles thereof).

Section 4.    Rights of MCI.

(a)    Notwithstanding anything contained herein to the contrary, MCI’s rights under this Consent shall be subordinate to those of the Banks under the Senior Credit Agreement.  Upon the Consenting Party’s receipt of notice from the Collateral Agent that the obligations of TGLP and its affiliates under the Senior Credit Agreement have been performed or paid in full,  MCI shall automatically succeed to the rights of the Collateral Agent hereunder, without further action.

(b)    Notwithstanding anything contained herein to the contrary, all notices sent to the Collateral Agent pursuant to this Consent shall also be sent to MCI in the manner and at the address specified in Section 3 herein.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent and Agreement as of the date first above written.

NATIONSBANK, N.A., as Collateral Agent	TICKETMASTER CORPORATION

By:	By:
Name:	Name:
Title:	Title:

Attention:	Peter Knickerbocker	Attention:

Address:	6610 Rockledge Drive	Address:
Bethesda, MD 20817

Telephone:	(301) 493-7053	Telephone:
Telecopy:	(301) 493-7262	Telecopy:

AGREED AND ACCEPTED:

TICKETMASTER GROUP LIMITED PARTNERSHIP	MCI TELECOMMUNICATIONS CORPORATION

By:   AP Tickets, Inc.,
as General Partner

By:	By:
Name:	Name:
Title:	Title: